UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 10, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Effective May 15, 2018, the Board of Directors (the "Board") of OrangeHook, Inc., a Florida corporation (the "Company"), appointed Brittany Thiele, the Company's current Financial Reporting Manager, to serve as its Director of Finance and Chief Accounting Officer of the Company and its subsidiaries, LifeMedID, Inc., Salamander Technologies, LLC, Agilivant, LLC, Nuvel, Inc. and OrangeHook, Inc., a Minnesota corporation. Ms. Thiele also will serve as the Company's principal financial and principal accounting officer on an interim basis, effective May 31, 2018. The Company's current CFO, David C. Carlson, notified the Company on May 10, 2018 of his decision to retire and resign from his position, also effective on May 31, 2018. The Company plans to conduct an internal and external search for its next CFO.

(c)     Brittany Thiele, 33, has served as the Company's Financial Reporting Manager since November 2016. Prior to joining the Company, she served as team lead accountant on complex accounting issues involving public companies at PricewaterhouseCoopers LLP ("Pricewaterhouse") from 2014 to 2016. Prior to Pricewaterhouse, Ms. Thiele served as manager of external reporting at Ceridian Corporation ("Ceridian") from 2012 to 2014. Her duties at Ceridian included review of financial statements US GAAP compliance, maintaining internal financial reporting controls in compliance with Sarbanes-Oxley and serving as a key internal and external audit contact, among other duties. She also served as a manager of technical accounting and reporting and as a senior accountant at Universal Hospital Services, Inc., a publicly-filing company, from 2009 to 2012. Ms. Thiele was as a senior audit associate at KPMG, LLP from 2007 to 2009. From 2007 to 2009, she served as an auditor with the Internal Revenue Service in the areas of small business and self-employment. Ms. Thiele is a Certified Public Accountant and maintains an active license in the State of Minnesota.

Ms. Thiele entered into an at-will employment arrangement with the Company in November 2016 and currently receives a base salary of $130,000 per year. Additionally, pursuant to her employment arrangement, Ms. Thiele received a 10-year non-qualified stock option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.18 per share. The option began vesting in November 2017 in annual increments of one-third of the total grant. She is also eligible for an annual bonus equal to 10% of her base salary and is entitled to participate in all of the Company's benefits programs and to receive reimbursement of reasonable business-related expenses she incurs in connection with her service to the Company.

Ms. Thiele has no family relationship with any director or executive office of the Company and is not a party to any transaction or proposed transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

The information contained in Item 5.02(b) of this Current Report on Form 8-K related to Ms. Thiele's appointment is hereby incorporated by reference into this Item 5.02(c).

(e)     The information contained in Item 5.02(c) of this Current Report on Form 8-K concerning Ms. Thiele's compensation arrangement with the Company is hereby incorporated by reference into this Item 5.02(e).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   May 16, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer